EXHIBIT 4.2

                               WARRANT TO PURCHASE
                                 COMMON STOCK OF
                                  CALTON, INC.

NEITHER THIS WARRANT NOR ANY SECURITIES PURCHASABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THIS WARRANT HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND NEITHER THIS WARRANT NOR ANY SECURITIES PURCHASABLE UPON EXERCISE HEREOF MAY BE SOLD OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE SECURITIES LAWS, OR EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT AND LAWS.

                            -------------------------

     This is to certify that, FOR VALUE RECEIVED, Taytrowe Van Fechtmann World Companies, Inc. ("TVF"), or its designee (the "Holder") or registered assigns is entitled to purchase, subject to the provisions of this Warrant, from CALTON, INC., a New Jersey corporation (the "Company"), 1,200,000 shares of the Company's Common Stock, $.01 par value (the "Common Stock"), at a price per share equal to TWO AND 50/100 DOLLARS ($2.50) at any time during the period from January 27, 2000 (the "Closing Date") to 5:00 P.M., New York City Time, on the Expiration Date (as hereinafter defined), at which time this Warrant shall expire and become void. Exercise of this Warrant is conditioned upon the satisfaction by PrivilegeOne Networks, Inc. ("PNI"), a subsidiary of TVF, of certain financial performance criteria, as hereinafter set forth. The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for each share of Common Stock shall be adjusted from time to time as hereinafter set forth. The shares of Common Stock or other securities or property deliverable upon such exercise, as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Shares" and the exercise price of a share of Common Stock in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the "Warrant Price". Unless the context otherwise requires, the term "Warrant" or "Warrants" as used herein includes this Warrant and any other Warrant or Warrants which may be issued pursuant to the provisions of this Warrant, whether upon transfer, assignment, partial exercise, divisions, combinations, exchange or otherwise, and the term "Holder" includes any transferee or transferees or assignee or assignees of the Holder named above, all of whom shall be subject to the provisions of this Warrant, and, when used with reference to Warrant Shares, means the holder or holders of such Warrant Shares. The term "Expiration Date" means that date which is five
(5) years from the Closing Date.

     Section 1. Exercise of Warrant.

     1.1 If (a) PNI achieves fifty percent (50%) of the EBITDA Projection (as hereinafter defined) for the first four (4) full fiscal quarters on a cumulative basis following the Closing Date or (b) PNI's cumulative EBITDA (as hereinafter defined) during any four (4) consecutive fiscal quarters during the two year period commencing with the beginning of the first fiscal quarter following the Closing Date exceeds $5,000,000, then, upon the presentation of financial statements reasonably satisfactory to the Company demonstrating PNI's achievement of the financial performance criteria set forth in clauses (a) or
(b) above, this Warrant shall become exercisable and may be exercised in whole or in part at any time or from time to time before 5:00 P.M., New York City Time, on the Expiration Date, or if either such day is a day on which Federal or State chartered banking institutions located in the State of New Jersey are authorized by law to close, then on the next succeeding day which shall not be such a day, by presentation and surrender hereof to the Company at its principal office or, subject to Section 9, at the office or its stock transfer agent, if any, with the Purchase Form annexed hereto duly executed and accompanied by payment, in cash or certified or official bank check payable to the order of the Company, of the aggregate Warrant Price for the number of Warrant Shares specified in such form. If this Warrant should be exercised in part only, the Company shall, upon presentation of this Warrant upon such exercise, execute and deliver a new Warrant, dated the date hereof, evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable hereunder under the same terms and conditions as herein set forth. Upon and as of receipt by the Company of this Warrant at its office or, subject to Section 9, by the stock transfer agent, at its office, in proper form for exercise and accompanied by payment as herein provided, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder.

     1.2 The term "EBITDA" as used herein means Earnings Before Interest, Tax, Depreciation and Amortization, as determined in accordance with generally accepted accounting principles. The term "EBITDA Projection" as used herein means forecasted EBITDA for PNI, as set forth on Exhibit A hereto, subject to reasonable adjustment to reflect any agreement between PNI and a card issuer.

     1.3 The term "fiscal quarter" as used herein means any of the three month periods commencing December 1, March 1, June 1 or September 1 of each year.

     Section 2. Reservation of Shares. The Company hereby agrees that at all times until expiration of this Warrant there shall be reserved for issuance and/or delivery upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance or delivery upon exercise of this Warrant.

     Section 3. Exchange or Loss of Warrant.

     3.1 This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company at its principal office or, subject to Section 9, at the office of its stock transfer agent, if any, for other Warrants of different denominations entitling the Holder thereof to purchase in the aggregate the same number of Warrant Shares purchasable hereunder on the same terms and conditions as herein set forth.

     3.2 Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date and any such lost, stolen, or destroyed Warrant shall thereupon become void. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not the Warrant so lost, stolen, destroyed or mutilated shall be at any time enforceable by anyone.

     Section 4. Warrant Price. The exercise price at which Warrant Shares shall be purchasable upon exercise of this Warrant shall be TWO AND 50/100 DOLLARS ($2.50) per share, subject to adjustment pursuant to Section 5 of this Agreement.

     Section 5. Adjustment of Warrant Price and Number of Warrant Shares. The Warrant Price and the number and kind of securities purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the happening of certain events or as otherwise provided in this Section 5; provided that in no event shall the Warrant Price be reduced below the par value of the Warrant Shares at the time of such adjustment. The Warrant Price in effect at any time and the number and kind of securities purchasable upon exercise of this Warrant shall be subject to adjustment as follows:

     5.1 Stock Dividends, Reclassification and Recapitalization. In case the Company shall (i) pay a dividend or make a distribution on all of its outstanding shares of Common Stock in shares of Common Stock, (ii) subdivide, reclassify or recapitalize its outstanding Common Stock into a greater number of shares, or (iii) combine, reclassify or recapitalize its outstanding Common Stock into a smaller number of shares, the Warrant Price in effect at the time of the record date for such dividend or distribution or on the effective date of such subdivision, combination, reclassification or recapitalization shall be proportionately adjusted (but in no event shall the aggregate Warrant Price for all of the shares of Common Stock subject to this Warrant be in excess of $3,000,000) and the Holder of any Warrant exercised after such date shall be entitled to receive the aggregate number and kind of shares which, if such Warrant had been exercised immediately prior to such time, he would have owned upon such exercise and been entitled to receive upon such dividend, subdivision, combination, reclassification or recapitalization. Such adjustment shall be made successively whenever any event listed in this Section 5.1 shall occur.

     5.2 Notice of Adjustment. Whenever the number of Warrant Shares purchasable upon the exercise of this Warrant or the Warrant Price of such Warrant Shares is adjusted, as herein provided, the Company shall file in the custody of its Secretary or an Assistant Secretary at its principal office and subject to
Section 9, with its stock transfer agent, if any, an officer's certificate setting forth the number of Warrant Shares purchasable upon the exercise of this Warrant and the Warrant Price of the Warrant Shares after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. Each such officer's certificate shall be made available at all reasonable times for inspection by the Holder of this Warrant and the Company shall, forthwith after each such adjustment, mail a copy of such certificate to such Holder by first-class mail, postage prepaid.

     5.3 No Adjustment for Dividends. Except as provided in Section 5.1 of this Warrant, no adjustment in respect of any cash dividends shall be made during the term of this Warrant or upon exercise of this Warrant.

     5.4 Purchase Rights Upon Merger, Consolidation, etc. In case of any consolidation of the Company with or merger of the Company into another corporation or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the surviving corporation, if other than the Company, resulting therefrom or the acquiring corporation, as the case may be, shall assume by written agreement the obligation to deliver, upon exercise of this Warrant and payment of the Warrant Price in effect immediately prior to such corporate event, the kind and amount of shares or other securities and property which the Holder would have owned or have been entitled to receive after the happening of such consolidation, merger, sale or conveyance had this Warrant been exercised immediately prior thereto.

     Section 6. Fractional Interests. The Company shall not be required to issue fractional Warrant Shares on the exercise of this Warrant. If any fraction of a Warrant Share would, except for the provisions of this Section 6, be issuable on the exercise of this Warrant (or specified portion hereof), then the Company shall elect, at its option to either (i) round such fractional Warrant Share upwards to the nearest whole Warrant Share or (ii) pay to the holder an amount in cash equal to such fraction multiplied by the then current fair value of a Warrant Share, determined as follows:

     6.1 If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange, the current fair value shall be the last reported sale price of the Common Stock on such exchange on the last business day prior to the date of exercise of this Warrant or if no such sale is made on such day, the average of the closing bid and asked prices for such day on such exchange; or

     6.2 If the Common Stock is not so listed or admitted to unlisted trading privileges, the current fair value shall be the mean of the last reported bid and asked prices reported by the Nasdaq Stock Market (or, if not so quoted on the Nasdaq Stock Market, by the NASD Electronic Bulletin Board) on the last business day prior to the day of the exercise of this Warrant; or

     6.3 If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current value shall be an amount determined in such reasonable manners may be prescribed by the Board of Directors of the Company, such determination to be final and binding on the Holder.

     Section 7. No Rights as Shareholders; Notices to Holders. Nothing contained in this Warrant shall be construed as conferring upon the Holder or any transferee the right to vote or to receive dividends or to consent or to receive notice as shareholders in respect of any meeting of shareholders for the election of directors of the Company or any other matter, or any rights whatsoever as shareholders of the Company, prior to the valid exercise of this Warrant and receipt of the Warrant Shares hereunder.

     Section 8. Notice of Certain Proposed Actions. In case at any time the Company shall propose:

          (a) to pay any dividend or make any distribution on shares of Common Stock in shares of Common Stock or make any other distribution (other than regularly scheduled cash dividends which are not in a greater amount per share than the most recent such cash dividend) to all holders of Common Stock; or

          (b) to issue any rights, warrants or other securities to all holders of Common Stock entitling them to purchase any additional shares of Common Stock or any rights, warrants or other securities; or

          (c) to effect any reclassification or change of outstanding shares of Common Stock, or any consolidation, merger, sale, lease or conveyance of property described in Section 5; or

          (d) to effect any liquidation, dissolution or winding-up of the Company;

then, and in any one or more of such cases, the Company shall give written notice thereof, by registered mail, postage prepaid, to the Holder, at the Holder's address as it shall appear in the warrant register, mailed at least 15 days prior to the earlier to occur of (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such dividend, distribution, rights, warrants or other securities are to be determined, or (ii) the date on which any such reclassification, change of outstanding shares of Common Stock, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution, or winding up is expected to become effective, and the date as of which it is expected that holders of record of shares of Common Stock, as the case may be, shall be entitled to exchange their shares or warrants for securities or other property, if any, deliverable upon such reclassification, change of outstanding shares, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution, or winding up.

     Section 9. Transfer to Comply with the Securities Act of 1933.

     9.1 This Warrant or the Warrant Shares may not be sold or otherwise disposed of except to a person who, in the opinion of counsel in form and substance satisfactory to the Company, is a person to whom this Warrant or the Warrant Shares may be legally transferred within the terms of this Warrant and without registration and without the delivery of a current prospectus with respect thereto under the Securities At of 1933, as amended, and then only against receipt of an agreement of such person to comply with the provisions of this Section 8 with respect to any resale or other disposition of such Warrant or Warrant Shares unless, in the opinion of counsel, such agreement is not required; or

     9.2 Each certificate for Warrant Shares or for any other security issued or issuable upon exercise of this Warrant shall contain a legend on the face thereof, in the form and substance satisfactory to counsel of the Company, setting forth the restrictions on transfer thereof contained in Section 8.1 hereof.

     Section 10. Piggyback Registration Rights.

     10.1 Grant of Rights. If, after the time this Warrant becomes exercisable), the Company at any time proposes to file a registration statement (other than upon Form S-4, Form S-8, or any successor form) with the Securities and Exchange Commission (the "Commission") relating to the Company's Common Stock, the Company shall give the Holders of Warrants and the holders of Common Stock acquired upon exercise of the Warrants prompt written notice thereof. If requested by any such holder in writing within 15 days receipt of any such notice, the

Company shall, at the Company's sole expense (other than the fees and disbursements of counsel for such holder and the underwriting discounts, if any, payable in respect of the shares of Common Stock to be sold by such holder), include in such registration the Common Stock acquired or acquirable upon exercise of this Warrant (collectively, the "Registrable Shares") of any such holder who shall have made such request concurrently with the registration covering such other securities of the Company.

     10.2 Underwriter Cutbacks. If the good faith judgment of the managing underwriter the inclusion of all of the Registrable Shares requested to be registered under this Section 10 would adversely affect the marketing of the shares for which the registration statement was to be filed, the number of Registrable Shares otherwise to be included in the underwritten public offering) may be reduced pro rata (by number of shares requested to be registered) among the holders thereof requesting registration. All holders proposing to distribute their Registrable Shares through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the underwriter or underwriters selected.

     10.3 Expenses. With respect to any registration under this Section 10, the Company shall bear the following fees, costs and expenses: all registration, filing and NASD fees, printing expenses, fees and disbursements of counsel for the underwriter of such securities (if the Company or the selling security holders are required to bear such fees and disbursements), all internal Company expenses, all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered or qualified, and any premiums or other costs of policies of insurance, if any, arising out of such public offering, except that Company shall not be required to expend more than twenty thousand dollars ($20,000.00) in blue sky fees. Fees and disbursements of counsel for the selling security holders, underwriting discounts and commissions and transfer taxes relating to the shares included in the offering, and any other expenses not expressly included above, shall be borne by the selling security holders.

     10.4 Other Obligations of the Company.

          (a) The Company shall use its best efforts to cause the Registrable Shares registered under this Section 10 to be registered or qualified for sale under the securities or "blue sky" laws of such jurisdictions as such holders may reasonably request; provided, however, that the Company shall not be required to qualify to do business in any state by reason of this paragraph in which it is not otherwise required to qualify to do business.

          (b) The Company shall keep effective the registration or qualification contemplated by this Section 10 and shall from time to time amend or supplement each applicable registration statement, preliminary prospectus, final prospectus, application, document and communication for such period of time as shall be required to permit the holders to complete the offer and sale of the Registrable Shares covered thereby. The Company shall in no event be required to keep any such registration or qualification in effect for a period in excess of six months from the date on which the holders are first free to sell such Registrable Shares.

          (c) In connection with a registration pursuant to the provisions of this Section 10, the Company shall furnish to each holder of any Registrable Shares included therein such number of copies of the registration statement and of each amendment and supplement thereto (in each case, including all exhibits), such reasonable number of copies of each prospectus contained in such registration statement and each supplement or amendment thereto (including each preliminary prospectus), all of which shall conform to the requirements of the Securities Act, and the roles and regulations thereunder, and such other documents, as the holders may reasonably request in order to facilitate the disposition of the Registrable Shares included in such registration.

          (d) The Company agrees that it shall keep current in filing all reports, statements and other materials required to be filed with the Commission to permit holders of the Registrable Shares to sell such securities under Rule 144.

          (e) Notwithstanding anything to the contrary herein, the Company shall not be required to register the Registrable Shares if counsel for the Company delivers an opinion to the holders that the proposed sale of Registrable Shares may be effected in its entirety within any 90 day period without registration and without any further holding period pursuant to Rule 144 under the Securities Act of 1933, as amended.

     10.5 Indemnification.

          (a) The Company will indemnify each holder for whom shares are registered pursuant to this Section 10 (a "Selling Shareholder"), and each underwriter, if any, and each Person who controls any underwriter, against all claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on any untrue statement of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, or based on any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or the Exchange Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse the Selling Shareholder for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by the Selling Shareholder or underwriter and stated to be specifically for use therein. Notwithstanding the foregoing, the obligation of the Company to provide indemnity pursuant to this subsection shall not apply to amounts paid in settlement of any such loss, claim, damage or liability if such settlement is effected without the consent of the indemnifying party (which consent shall not be unreasonably withheld).

          (b) Each Selling Shareholder will, if Registrable Securities held by it are included in the securities as to which such registration is being effected, indemnify the Company, each of its directors, officers and employees and each underwriter, if any, of the Company's securities covered by such a registration statement, and each Person who controls the Company or such underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or any violation by the Selling Shareholder of the Securities Act or the Exchange Act or any rule or regulation thereunder applicable to the Selling Shareholder and relating to action or inaction required of the Selling Shareholder in connection with any such registration, qualification or compliance, and will reimburse the Company, each of its officers, directors and employees, and each Person who controls the Company, each such underwriter and each Person who controls any such underwriter for any legal or any other expenses reasonably incurred in connection with investigating and defending or settling such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement or omission is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by the Selling Shareholder and stated to be specifically for use therein; provided, however, that the obligations of the Selling Shareholder hereunder shall be limited to an amount equal to the proceeds to the Selling Shareholder of securities sold as contemplated herein, unless such claim, loss, damage or liability resulted from the Selling Shareholder's fraudulent misconduct. Notwithstanding the foregoing, the obligation of a Selling Shareholder to provide indemnity pursuant to this subsection shall not apply to amounts paid in settlement of any such loss, claim, damage or liability if such settlement is effected without the consent of the indemnifying party (which consent shall not be unreasonably withheld).

          (c) Each party entitled to indemnification under this Section 10 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any such claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 10 provided that such failure does not prejudice the Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may require in connection with defense of such claim and litigation resulting therefrom.

          (d) Contribution. If recovery is not available under the foregoing indemnification provisions of Section 10, for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution to liabilities and expenses. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by each party from the offering of the securities (taking into account the portion of the proceeds of the offering realized by each), the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission and any other equitable considerations appropriate under the circumstances. Notwithstanding the provisions of this Section 10, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act), shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

     Section 11. Stock Transfer Agent. Any reference in this Warrant to the stock transfer agent shall apply if, and only if, the Company shall have advised the Holder that such an agent has been designated as an agency for the transfer or exercise of this Warrant.

     Section 12. Governing Law. This Warrant is being delivered in the State of New Jersey, and this Warrant shall be construed in accordance with the laws of such state applicable to contracts executed and to be performed wholly within such state.

     Section 13. Notice. Notices and other communications to be given to the Holder of the Warrants evidenced by this certificate shall be deemed to have been sufficiently given, if delivered or mailed, addressed in the name and at the address of such owner appearing on the records of the Company, and if mailed, sent registered or certified mail, postage prepaid. Notices or other communications to the Company shall be deemed to have been sufficiently given if delivered by hand or mailed postage prepaid, to the Company 500 Craig Road, Manalapan, New Jersey 07726-87890.

     IN WITNESS WHEREOF, the Company has executed this Warrant as of the ____ day of January, 2000.

                                          CALTON, INC.



                                          By:
                                              ------------------------------
                                          ANTHONY J. CALDARONE, Chairman
                                          of the Board, President and Chief
                                          Executive Officer

                                          TAYTROWE VAN FECHTMANN
                                          WORLD COMPANIES, INC.


                                          By:
                                              ------------------------------

                                   Schedule A

                                EBITDA PROJECTION

                              Fiscal Quarter ended


    May 31, 2000         August 31, 2000       November 30, 2000       February 28, 2001
    ------------         ---------------       -----------------       -----------------
     ($656,260)            $4,571,473             $21,941,599             $25,554,552

                                  PURCHASE FORM

     (To be executed by the holder of the Warrant if he (it) desires to exercise the Warrant in whole or in part)


TO:  CALTON, INC.

     The undersigned, whose Social Security or other identifying number is _______, hereby irrevocably elects the right of purchase represented by the within Warrant for, and to purchase thereunder, _________ shares of Common Stock provided for therein and tenders payment therewith to the order of CALTON, INC., in the amount of $_________. The undersigned requests that certificates for such shares of Common Stock be issued as follows:

         Name:
                      ---------------------------------------------------------
         Address:
                      ---------------------------------------------------------
         Deliver to:
                      ---------------------------------------------------------
         Address:
                      ---------------------------------------------------------

and, if said number of shares of Common Stock shall not be all the shares of Common Stock purchasable hereunder, that a new Warrant for the balance remaining of the shares of Common Stock purchasable under the within Warrant be registered in the name of, and delivered to, the undersigned at the address stated below:

         Address:
                      ---------------------------------------------------------


Dated:                                    Signature
                                                    ---------------------------

                                         (Signature must conform in all respects
                                         to the name of the Holder of the
                                         Warrant, without alteration,
                                         enlargement or any change whatsoever,
                                         and the signature must be guaranteed in
                                         the usual manner).

                                         Signature Guaranteed: